EXHIBIT 21.1

SUBSIDIARIES OF

ENTRAVISION COMMUNICATIONS CORPORATION

Except as indicated below, the following entities are direct/indirect 100% owned subsidiaries of the registrant:

Arizona Radio, Inc., a Delaware corporation

Aspen FM, Inc., a Colorado corporation

Channel Fifty Seven, Inc., a California corporation

Diamond Radio, Inc., a California corporation

Entravision-Texas Limited Partnership, a Texas limited partnership

Entravision-Texas G.P., LLC, a Delaware limited liability company

Entravision-Texas L.P., Inc., a Delaware corporation

Entravision Communications Company, L.L.C., a Delaware limited liability company

Entravision Holdings, LLC, a California limited liability company

Entravision, L.L.C., a Delaware limited liability company

Entravision-El Paso, L.L.C., a Delaware limited liability company

Entravision San Diego, Inc., a California corporation

EVC Cocina Holdings, LLC, a Delaware limited liability company

Headway Digital North America LLC, a California limited liability company

Headway Holdings, LLC, a Delaware limited liability company

Latin Communications Group Inc., a Delaware corporation

LCG, LLC, a Delaware limited liability company

Los Cerezos Television Company, a Delaware corporation

Lotus/Entravision Reps LLC, a Delaware limited liability company

Pulpo Media, Inc., a Delaware corporation

The Community Broadcasting Company of San Diego, Incorporated, a California corporation

Todobebe, LLC, a Delaware limited liability company

Vista Television, Inc., a California corporation

Z-Spanish Media Corporation, a Delaware corporation

Comercializadora Frontera Norte, S. de R.L. de C.V., a Mexico entity

Digital Media Technology SL, a Spain entity

Entravision Pulpo, S. de R.L. de C.V., a Mexico entity

Futuro Digital, SRL, an Argentina entity

Gigales, S.A., a Uruguay entity

HDW Peru S.A.C., a Peru entity

Headway Brasil Midia Online, a Brazil entity

Headway Digital Chile SPA, a Chile entity

Headway Digital Colombia Online, a Colombia entity

Headway Digital Costa Rica SRL, a Costa Rica entity

Headway Digital de México S.A. P.I. de C.V., a Mexico entity

Headway Digital De Panamá S.A., a Panama entity

Headway Guatemala S.A., a Guatemala entity

Headway Spain Digital Technology Services, S.L.U., a Spain entity

KNVO de Mexico, S. de R.L. de C.V., a Mexico entity

Mobrain Digital Ltd, an Israel entity

Pulpo Media, SRL, an Argentina entity

Televisora Alco, S. de R.L. de C.V., a Mexico entity (“Alco”) (40% minority, limited voting interest (neutral investment) owned)

Tele Nacional, S. de R.L. de C.V., a Mexico entity (99.9% owned by Alco)

Tonsai, S.A., an Argentina entity

TVNorte, S. de R.L. de C.V., a Mexico entity (98% owned by Alco)

26 de Mexico, S. de R.L. de C.V., a Mexico entity

Zoudery S.A., a Uruguay entity